EXHIBIT 23.

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of our report dated August 6, 1998 with respect to the consolidated financial statements of Universal Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended June 30, 1998.


                       Registration
                     Statement Number    Description
                         ------          -----------
                        33-38652          Form S-8
                        33-55140          Form S-8
                        33-38148          Form S-8
                        33-56719          Form S-8
                        33-65079          Form S-3
                        333-39297         Form S-8
                        333-45497         Form S-8


   /s/ ERNST & YOUNG LLP


Richmond, Virginia
September 21, 1998